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Exhibit 15(a)(xiii)

                                 ADDENDUM ADDING
                            SSgA MSCI EAFE INDEX FUND
                                TO THE SSgA FUNDS
                              PLAN OF DISTRIBUTION
                             PURSUANT TO RULE 12b-1

Pursuant to Paragraph 4(b) of the SSgA Funds' Plan of Distribution Pursuant to Rule 12b-1 ("Rule 12b-1 Plan"), the undersigned parties agree that the SSgA MSCI EAFE Index Fund (the "Fund") be added as a "Fund" under the Rule 12b-1 Plan and further agree to be bound by the terms and conditions of the Rule 12b-1 Plan with respect to the Fund.

Notwithstanding anything to the contrary in Section 4 of the Rule 12b-1 Plan, the initial term of the Rule 12b-1 Plan with respect to the Fund shall be until April 12, 2002. This Addendum replaces in its entirety the Addendum dated January 8, 1992, with respect to the Seven Seas Series International Pacific Index Fund.

Dated:  September 28, 2001

ATTEST:                                     SSgA FUNDS


By:                                         By:/s/ Lynn L. Anderson
   ------------------------------              ----------------------------
                                                    Lynn L. Anderson
                                                    President

ATTEST:                                     RUSSELL FUND DISTRIBUTORS, INC.


By:                                         By:/s/ J. David Griswold
   -------------------------------             ----------------------------
                                               J. David Griswold
                                               Associate General Counsel and
                                               President